Exhibit 99.1

Envestnet Reports Third Quarter 2019 Financial Results

Chicago, IL — November 7, 2019 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for the three and nine months ended September 30, 2019.

	Three months ended			Nine months ended
Key Financial Metrics	September 30,		%	September 30,		%
(in millions except per share data)	2019	2018	Change	2019	2018	Change
GAAP:
Total revenues	$236.1	$203.2	16%	$660.2	$602.3	10%
Net income (loss)	$(3.0)	$2.5	n/m	$(20.6)	$4.5	n/m
Net income (loss) per diluted share attributable to Envestnet, Inc.	$(0.06)	$0.06	n/m	$(0.40)	$0.12	n/m

Non-GAAP:
Adjusted revenues(1)	$239.3	$203.2	18%	$666.9	$602.4	11%
Adjusted net revenues(1)	$175.0	$145.3	20%	$488.4	$430.1	14%
Adjusted EBITDA(1)	$54.5	$42.6	28%	$131.8	$110.1	20%
Adjusted net income(1)	$32.4	$25.3	28%	$76.3	$62.2	23%
Adjusted net income per diluted share(1)	$0.60	$0.53	13%	$1.46	$1.32	11%
n/m - not meaningful

“The tragic and sudden loss of our founder and dear friend, Jud Bergman, overshadows the business results we posted in the third quarter. As we honor Jud's massive impact on the Wealth Management industry and the people fortunate to work with him, we remain committed to the vision we have been pursuing since we started the company. During the third quarter, Envestnet delivered solid growth in adjusted revenues, adjusted EBITDA and adjusted earnings per share. We also achieved an important milestone - today, more than 100,000 advisors benefit from Envestnet’s wealth management platform, data and solutions as they help their clients achieve their financial goals and aspirations,” said Bill Crager, Interim Chief Executive Officer.

“Jud’s visionary leadership has put us on solid footing to deliver on our mission to make Financial Wellness a reality. There is much work to do, and our resolve has never been greater. As we look to the fourth quarter, and into 2020 and beyond, we have a tremendous opportunity to empower how advice is rendered to millions of consumers,” concluded Mr. Crager.

Financial Results for the Third Quarter of 2019:

Asset-based recurring revenues increased 6% from the prior year period, and represented 54% of total revenues for the third quarter of 2019, compared to 59% of total revenues for the same period in 2018. Subscription-based recurring revenues increased 32% from the prior year period, and represented 43% of total revenues the third quarter of 2019 compared to 38% for the same period in 2018. Professional services and other non-recurring revenues increased 13% from the prior year period. Total revenues increased 16% to $236.1 million for the third quarter of 2019 from $203.2 million for the third quarter of 2018. The PortfolioCenter acquisition and the PIEtech acquisition contributed revenues of $2.4 million and $11.5 million, respectively, to total revenues in the three months ended September 30, 2019. Excluding these items total revenue grew 9% for the three months ended September 30, 2019, compared to the prior year period.

Total operating expenses for the third quarter of 2019 increased 18% to $236.2 million from $199.8 million in the prior year period. Cost of revenues increased 11% to $71.9 million for the third quarter of 2019 from $65.0 million for the prior year period. Compensation and benefits increased 19% to $95.6 million for the third quarter of 2019 from $80.4 million for the prior year period. Compensation and benefits were 40% of total revenues for the third quarter of 2019, consistent with the prior year period. General and administration expenses increased 21% to $42.0 million for the third quarter of 2019 from $34.8 million for the prior year period. General and administrative expenses were 18% of total revenues for the third quarter of 2019, compared to 17% in the prior year period.

Loss from operations was $0.1 million for the third quarter of 2019 compared to income of $3.4 million for the third quarter of 2018. Net loss was $3.0 million for the third quarter of 2019 compared to net income of $2.5 million for the third quarter of 2018. Net loss per diluted share attributable to Envestnet, Inc. was $0.06 for the third quarter of 2019 compared to net income per diluted share attributable to Envestnet, Inc. of $0.06 for the third quarter of 2018.

Adjusted net revenues(1) for the third quarter of 2019 increased 20% to $175.0 million from $145.3 million for the prior year period. Adjusted EBITDA(1) for the third quarter of 2019 increased 28% to $54.5 million from $42.6 million for the prior year period. Adjusted net income(1) increased 28% for the third quarter of 2019 to $32.4 million from $25.3 million for the prior year period. Adjusted net income per diluted share(1) for the third quarter of 2019 increased 13% to $0.60 from $0.53 in the third quarter of 2018.

The Company provided the following outlook for the fourth quarter ending December 31, 2019 and full year ending December 31, 2019. This outlook is based on the market value of assets on September 30, 2019.

In Millions Except Adjusted EPS	4Q 2019			FY 2019
GAAP:
Revenues:
Asset-based	$128.0	-	$128.5
Subscription-based	102.0	-	102.5
Total recurring revenues	$230.0	-	$231.0
Professional services and other revenues	6.5	-	7.0
Total revenues	$236.5	-	$238.0	$896.5	-	$898.0

Asset-based cost of revenues	$65.0	-	$65.5	$243.5	-	$244.0
Total cost of revenues	$73.0	-	$73.5

Net income	(a)	-	(a)	(a)	-	(a)

Diluted shares outstanding		54.0
Net income per diluted share	(a)	-	(a)	(a)	-	(a)

Non-GAAP:
Adjusted revenues (1):
Asset-based	$128.0	-	$128.5
Subscription-based	104.0	-	104.5
Total recurring revenues	$232.0	-	$233.0
Professional services and other revenues	6.5	-	7.0
Total revenues	$238.5	-	$240.0	$905.5	-	$907.0

Adjusted net revenues (1)	$173.0	-	$175.0	$661.5	-	$663.5

Adjusted EBITDA(1)	$60.0	-	$61.0	$192.0	-	$193.0
Adjusted net income per diluted share(1)		$0.68			$2.14

(a) The Company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss third quarter 2019 financial results today at 5:00 p.m. ET. The live webcast can be accessed from Envestnet’s investor relations website at http://ir.envestnet.com/. The call can also be accessed live over the phone by dialing (866) 548-4713, or for international callers (323) 794-2093. A replay will be available two hours after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 7618031. The replay will be available until Thursday, November 14, 2019.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is a leading provider of intelligent systems for wealth management and financial wellness. Envestnet's unified technology empowers enterprises and advisors to more fully understand their clients and deliver actionable intelligence that drives better outcomes and improves lives.

Envestnet Wealth Solutions enables enterprises and advisors to better manage client outcomes and strengthen their practices through its leading Wealth Management Operating System and advanced portfolio solutions. Envestnet | Tamarac provides portfolio management, reporting, trading, rebalancing and client portal solutions for registered independent advisers ("RIAs"). Envestnet | MoneyGuide provides goals-based financial planning applications. Envestnet Data & Analytics enables innovation and insights through its Envestnet | Yodlee data aggregation platform.

More than 100,000 advisors and more than 4,700 companies including: 16 of the 20 largest U.S. banks, 43 of the 50 largest wealth management and brokerage firms, over 500 of the largest RIAs and hundreds of internet services companies, leverage Envestnet technology and services. Envestnet solutions enhance knowledge of the client, accelerate client on-boarding, improve client digital experiences and help drive better outcomes for enterprises, advisors and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow us on twitter @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted revenues” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. Under GAAP, we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand‑alone entities.

“Adjusted net revenues” represents adjusted revenues less asset-based cost of revenues. Under GAAP, we are required to recognize as revenue certain fees paid to investment managers and other third parties needed for implementation of investment solutions included in our assets under management. Those same fees also are required to be recorded as cost of revenues. This non-GAAP metric presents adjusted revenues without such fees included, as they have no impact on our profitability.

Adjusted revenues and Adjusted net revenues have limitations as financial measures, should be considered as supplemental in nature and are not meant as a substitute for revenue prepared in accordance with GAAP.

“Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration and purchase liability, income tax benefit, depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, litigation related expense, foreign currency, non-income tax expense adjustment, loss allocation from equity method investment and (income) loss attributable to non-controlling interest.

“Adjusted net income” represents net income (loss) before deferred revenue fair value adjustment, accretion on contingent consideration and purchase liability, non-cash interest expense, non-cash compensation expense, restructuring charges and transaction costs, severance, amortization of acquired intangibles and fair value adjustment to property and equipment, net, litigation related expense, foreign currency,  non-income tax expense adjustment, loss allocation from equity method investment and loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations.

“Adjusted net income per diluted share” represents adjusted net income divided by the diluted number of weighted-average shares outstanding.

See reconciliation of Non-GAAP Financial Measures on pages 9-12 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income or net income per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the fourth quarter and full year of 2019, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, the possibility that the anticipated benefits of the Company’s acquisitions of FolioDynamix and PIEtech, Inc. will not be realized to the extent or when expected, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, the concentration of nearly all of our revenues from the delivery of our solutions and services to clients in the financial services industry, our reliance on a limited number of clients for a material portion of our revenues, the renegotiation of fee percentages or termination of our services by our clients, our ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market and economic conditions on revenues, our inability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner, our ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytics solutions and market research services and premium financial applications, compliance failures, adverse judicial or regulatory proceedings against us, liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest, changes in laws and regulations, including tax laws and regulations, general economic conditions, political and regulatory conditions, the impact of fluctuations in market condition and interest rates on the demand for our products and services and the value of assets under management or administration, the impact of market conditions on our ability to issue debt and equity, the impact of fluctuations in interest rates on our cost of borrowing, our financial performance, the results of our investments in research and development, our data center and other infrastructure, our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information, failure of our systems to work properly, our ability to realize operating efficiencies, the advantages of our solutions as compared to those of others, the failure to protect our intellectual property rights, our ability to establish and maintain intellectual property rights, our ability to retain and hire necessary employees and appropriately staff our operations and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of November 7, 2019 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$71,632	$289,345
Fees receivable, net	64,402	68,004
Prepaid expenses and other current assets	30,976	23,557
Total current assets	167,010	380,906

Property and equipment, net	53,565	44,991
Internally developed software, net	53,325	38,209
Intangible assets, net	489,918	305,241
Goodwill	907,995	519,102
Operating lease right-of-use-assets, net	78,515	—
Other non-current assets	36,808	25,298
Total assets	$1,787,136	$1,313,747

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$133,170	$133,298
Accounts payable	13,231	19,567
Operating lease liabilities	12,961	—
Convertible Notes due 2019	170,966	165,711
Contingent consideration	—	732
Deferred revenue	35,989	23,988
Total current liabilities	366,317	343,296

Convertible Notes due 2023	302,785	294,725
Revolving credit facility	100,000	—
Contingent consideration	16,830	—
Deferred revenue	5,562	6,910
Non-current lease liabilities	83,319	—
Deferred rent and lease incentive	—	17,569
Deferred tax liabilities, net	22,657	640
Other non-current liabilities	28,748	18,005
Total liabilities	926,218	681,145

Equity:
Stockholders’ equity	862,263	633,700
Non-controlling interest	(1,345)	(1,098)
Total liabilities and equity	$1,787,136	$1,313,747

Envestnet, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues:
Asset-based	$126,591	$119,097	$355,595	$358,361
Subscription-based	100,583	76,194	275,928	217,668
Total recurring revenues	227,174	195,291	631,523	576,029
Professional services and other revenues	8,906	7,865	28,668	26,254
Total revenues	236,080	203,156	660,191	602,283

Operating expenses:
Cost of revenues	71,870	64,964	205,595	195,525
Compensation and benefits	95,587	80,424	285,590	244,174
General and administration	42,016	34,810	124,961	101,628
Depreciation and amortization	26,735	19,563	73,167	58,294
Total operating expenses	236,208	199,761	689,313	599,621

Income (loss) from operations	(128)	3,395	(29,122)	2,662
Other expense, net	(9,813)	(6,118)	(23,088)	(16,802)
Loss before income tax benefit	(9,941)	(2,723)	(52,210)	(14,140)

Income tax benefit	(6,977)	(5,234)	(31,591)	(18,662)

Net income (loss)	(2,964)	2,511	(20,619)	4,522
Add: Net (income) loss attributable to non-controlling interest	(116)	443	247	1,010
Net income (loss) attributable to Envestnet, Inc.	$(3,080)	$2,954	$(20,372)	$5,532

Net income (loss) per share attributable to Envestnet, Inc.:
Basic	$(0.06)	$0.06	$(0.40)	$0.12

Diluted	$(0.06)	$0.06	$(0.40)	$0.12

Weighted average common shares outstanding:
Basic	52,215,469	45,475,884	50,414,427	45,087,932

Diluted	52,215,469	47,519,160	50,414,427	47,269,479

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2019	2018
OPERATING ACTIVITIES:
Net income (loss)	$(20,619)	$4,522
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	73,167	58,294
Deferred rent and lease incentive amortization	—	408
Provision for doubtful accounts	1,243	1,228
Deferred income taxes	(37,626)	(21,854)
Non-cash compensation expense	43,167	29,574
Non-cash interest expense	17,195	12,337
Accretion on contingent consideration and purchase liability	1,240	209
Payments of contingent consideration	(578)	—
Loss allocation from equity method investment	1,507	1,069
Changes in operating assets and liabilities, net of acquisitions:
Fees receivables, net	6,164	(9,131)
Prepaid expenses and other current assets	(4,784)	(4,739)
Other non-current assets	(6,113)	(2,888)
Accrued expenses and other liabilities	(9,732)	6,710
Accounts payable	(6,859)	4,100
Deferred revenue	1,231	1,147
Other non-current liabilities	3,242	2,328
Net cash provided by operating activities	61,845	83,314

INVESTING ACTIVITIES:
Purchase of property and equipment	(16,098)	(17,088)
Capitalization of internally developed software	(23,649)	(17,611)
Acquisitions of businesses, net of cash acquired	(321,571)	(194,959)
Other	(3,200)	—
Net cash used in investing activities	(364,518)	(229,658)

FINANCING ACTIVITIES:
Proceeds from issuance of Convertible Notes due 2023	—	345,000
Convertible Notes due 2023 issuance costs	—	(9,982)
Proceeds from borrowings on revolving credit facility	175,000	195,000
Payments on revolving credit facility	(75,000)	(276,168)
Revolving credit facility issuance costs	(2,103)	—
Payments of contingent consideration	(171)	(2,193)
Proceeds from exercise of stock options	7,029	5,199
Purchase of treasury stock for stock-based tax withholdings	(19,697)	(17,884)
Issuance of restricted stock units	4	4
Net cash provided by financing activities	85,062	238,976

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(178)	(1,047)

DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(217,789)	91,585

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	289,671	62,115

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (a)	$71,882	$153,700

(a) The following table provides a reconciliation of cash, cash equivalents and restricted cash to amounts reported within the Condensed Consolidated Balance Sheets:

	September 30,	December 31,
	2019	2018
Cash and cash equivalents	$71,632	$289,345
Restricted cash included in prepaid expenses and other current assets	82	158
Restricted cash included in other non-current assets	168	168
Total cash, cash equivalents and restricted cash	$71,882	$289,671

Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Total revenues	$236,080	$203,156	$660,191	$602,283
Deferred revenue fair value adjustment	3,250	26	6,670	92
Adjusted revenues	239,330	203,182	666,861	602,375
Asset-based cost of revenues	(64,339)	(57,932)	(178,474)	(172,252)
Adjusted net revenues	$174,991	$145,250	$488,387	$430,123

Net income (loss)	$(2,964)	$2,511	$(20,619)	$4,522
Add (deduct):
Deferred revenue fair value adjustment	3,250	26	6,670	92
Interest income	(448)	(619)	(2,859)	(1,403)
Interest expense	8,986	6,920	24,345	18,148
Accretion on contingent consideration and purchase liability	498	13	1,240	209
Income tax benefit	(6,977)	(5,234)	(31,591)	(18,662)
Depreciation and amortization	26,735	19,563	73,167	58,294
Non-cash compensation expense	15,389	10,603	43,241	29,574
Restructuring charges and transaction costs	4,151	4,096	24,725	10,033
Severance	2,387	4,408	8,147	8,269
Litigation related expense	2,065	—	2,065	—
Foreign currency	363	(431)	208	(1,002)
Non-income tax expense adjustment	362	(23)	1,480	(124)
Loss allocation from equity method investment	957	258	1,507	1,069
Loss attributable to non-controlling interest	(210)	488	31	1,072
Adjusted EBITDA	$54,544	$42,580	$131,757	$110,092

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income (loss)	$(2,964)	$2,511	$(20,619)	$4,522
Income tax provision (benefit) (1)	(6,977)	(5,234)	(31,591)	(18,662)
Loss before income tax provision (benefit)	(9,941)	(2,723)	(52,210)	(14,140)
Add (deduct):
Deferred revenue fair value adjustment	3,250	26	6,670	92
Accretion on contingent consideration and purchase liability	498	13	1,240	209
Non-cash interest expense	5,006	4,435	14,268	9,335
Non-cash compensation expense	15,389	10,603	43,241	29,574
Restructuring charges and transaction costs	4,151	4,096	24,725	10,033
Severance	2,387	4,408	8,147	8,269
Amortization of acquired intangibles and fair value adjustment to property and equipment, net	19,242	13,477	51,048	40,831
Litigation related expense	2,065	—	2,065	—
Foreign currency	363	(431)	208	(1,002)
Non-income tax expense adjustment	362	(23)	1,480	(124)
Loss allocation from equity method investment	957	258	1,507	1,069
Loss attributable to non-controlling interest	(210)	488	31	1,072
Adjusted net income before income tax effect	43,519	34,627	102,420	85,218
Income tax effect (2)	(11,097)	(9,348)	(26,117)	(23,008)
Adjusted net income	$32,422	$25,279	$76,303	$62,210

Basic number of weighted-average shares outstanding	52,215,469	45,475,884	50,414,427	45,087,932
Effect of dilutive shares:
Options to purchase common stock	953,184	1,323,712	1,107,995	1,348,699
Unvested restricted stock units	548,057	719,564	662,364	832,848
Convertible notes	9,875	—	11,637	—
Warrants	—	—	—	—
Diluted number of weighted-average shares outstanding	53,726,585	47,519,160	52,196,423	47,269,479

Adjusted net income per share - diluted	$0.60	$0.53	$1.46	$1.32

(1) For the three months ended September 30, 2019 and 2018, the effective tax rate computed in accordance with GAAP equaled 70.2% and 192.2%, respectively. For the nine months ended September 30, 2019 and 2018, the effective tax rate computed in accordance with GAAP equaled 60.5% and 132.0%, respectively.

(2) Estimated normalized effective tax rates of 25.5% and 27.0% have been used to compute adjusted net income for the three and nine months ended September 30, 2019 and 2018, respectively.

Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Three months ended September 30, 2019
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$188,224	$47,856	$—	$236,080
Deferred revenue fair value adjustment	3,250	—	—	3,250
Adjusted revenues	191,474	47,856	—	239,330
Less: Asset-based cost of revenues	(64,339)	—	—	(64,339)
Adjusted net revenues	$127,135	$47,856	$—	$174,991

Income (loss) from operations	$17,746	$(7,112)	$(10,762)	$(128)
Add:
Deferred revenue fair value adjustment	3,250	—	—	3,250
Accretion on contingent consideration and purchase liability	498	—	—	498
Depreciation and amortization	18,414	8,321	—	26,735
Non-cash compensation expense	9,317	3,844	2,228	15,389
Restructuring charges and transaction costs	733	624	2,794	4,151
Non-income tax expense adjustment	299	63	—	362
Severance	1,076	1,218	93	2,387
Litigation related expense	—	2,065	—	2,065
Other	46	(1)	—	45
(Income) loss attributable to non-controlling interest	(210)	—	—	(210)
Adjusted EBITDA	$51,169	$9,022	$(5,647)	$54,544

	Three Months Ended September 30, 2018
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$157,467	$45,689	$—	$203,156
Deferred revenue fair value adjustment	26	—	—	26
Adjusted revenues	157,493	45,689	—	203,182
Less: Asset-based cost of revenues	(57,932)	—	—	(57,932)
Adjusted net revenues	$99,561	$45,689	$—	$145,250

Income (loss) from operations	$16,549	$(1,103)	$(12,051)	$3,395
Add:
Deferred revenue fair value adjustment	26	—	—	26
Accretion on contingent consideration and purchase liability	13	—	—	13
Depreciation and amortization	11,422	8,141	—	19,563
Non-cash compensation expense	5,010	3,165	2,428	10,603
Restructuring charges and transaction costs	2,198	310	1,588	4,096
Non-income tax expense adjustment	(147)	—	—	(147)
Severance	4,381	—	27	4,408
Other	—	—	135	135
(Income) loss attributable to non-controlling interest	488		—	488
Adjusted EBITDA	$39,940	$10,513	$(7,873)	$42,580

	Nine months ended September 30, 2019
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$517,819	$142,372	$—	$660,191
Deferred revenue fair value adjustment	6,670	—	—	6,670
Adjusted revenues	524,489	142,372	—	666,861
Less: Asset-based cost of revenues	(178,474)	—	—	(178,474)
Adjusted net revenues	$346,015	$142,372	$—	$488,387

Income (loss) from operations	$46,969	$(24,000)	$(52,091)	$(29,122)
Add:
Deferred revenue fair value adjustment	6,670	—	—	6,670
Accretion on contingent consideration and purchase liability	1,240	—	—	1,240
Depreciation and amortization	46,057	27,110	—	73,167
Non-cash compensation expense	23,586	11,799	7,856	43,241
Restructuring charges and transaction costs	1,789	1,393	21,543	24,725
Non-income tax expense adjustment	1,407	73	—	1,480
Severance	2,244	5,714	189	8,147
Litigation related expense	—	2,065	—	2,065
Other	111	—	2	113
(Income) loss attributable to non-controlling interest	31	—	—	31
Adjusted EBITDA	$130,104	$24,154	$(22,501)	$131,757

	Nine Months Ended September 30, 2018
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$470,383	$131,900	$—	$602,283
Deferred revenue fair value adjustment	84	8	—	92
Adjusted revenues	470,467	131,908	—	602,375
Less: Asset-based cost of revenues	(172,252)	—	—	(172,252)
Adjusted net revenues	$298,215	$131,908	$—	$430,123

Income (loss) from operations	$48,769	$(8,808)	$(37,299)	$2,662
Add:
Deferred revenue fair value adjustment	84	8	—	92
Accretion on contingent consideration and purchase liability	209	—	—	209
Depreciation and amortization	33,921	24,373	—	58,294
Non-cash compensation expense	14,144	8,565	6,865	29,574
Restructuring charges and transaction costs	2,423	913	6,697	10,033
Non-income tax expense adjustment	(124)	—	—	(124)
Severance	7,859	383	27	8,269
Other	—	—	11	11
(Income) loss attributable to non-controlling interest	1,072	—	—	1,072
Adjusted EBITDA	$108,357	$25,434	$(23,699)	$110,092

Envestnet, Inc.
Historical Assets, Accounts and Advisors
(in millions, except accounts and advisors)
(unaudited)

	As of
	September 30,	December 31,	March 31,	June 30,	September 30,
	2018	2018	2019	2019	2019
	(in millions, except accounts and advisors data)
Platform Assets
Assets under Management ("AUM")	$153,862	$150,591	$176,144	$182,143	$188,739
Assets under Administration ("AUA")	388,066	291,934	319,129	330,226	316,742
Total AUM/A	541,928	442,525	495,273	512,369	505,481
Subscription	2,297,593	2,314,253	2,546,483	2,835,780	2,947,582
Total Platform Assets	$2,839,521	$2,756,778	$3,041,756	$3,348,149	$3,453,063
Platform Accounts
AUM	776,705	816,354	874,574	907,034	934,811
AUA	1,517,297	1,182,764	1,187,589	1,196,114	1,136,430
Total AUM/A	2,294,002	1,999,118	2,062,163	2,103,148	2,071,241
Subscription	8,185,667	8,865,435	8,909,581	9,492,653	9,692,714
Total Platform Accounts	10,479,669	10,864,553	10,971,744	11,595,801	11,763,955
Advisors
AUM/A	47,292	40,103	39,035	39,727	39,735
Subscription	45,619	56,237	57,594	59,292	60,319
Total Advisors	92,911	96,340	96,629	99,019	100,054

The following table summarizes the changes in AUM and AUA for the three months ended September 30, 2019:

	6/30/2019	Gross Sales	Redemp- tions	Net Flows	Market Impact	Reclass to Subscription	9/30/2019
	(in millions except account data)
AUM	$182,143	$14,569	$(8,827)	$5,742	$854	$—	$188,739
AUA	330,226	19,330	(15,348)	3,982	1,378	(18,844)	316,742
Total AUM/A	$512,369	$33,899	$(24,175)	$9,724	$2,232	$(18,844)	$505,481

Fee-Based Accounts	2,103,148			45,188		(77,095)	2,071,241

The above AUM/A gross sales figures include $0.8 billion in new client conversions. The Company onboarded an additional $68.9 billion in subscription conversions during the three months ended September 30, 2019, bringing total conversions for the quarter to $69.7 billion.

Asset and account figures in the “Reclass to Subscription” column for the three months ended September 30, 2019 represent enterprise customers whose billing arrangements in future periods are subscription-based, rather than asset-based. Such amounts are included in Subscription metrics at the end of the quarter in which the reclassification occurred, with no impact on total platform assets or accounts.